                                                                   Exhibit 10.14


                                DEVELOPMENT AGREEMENT


                                       BETWEEN


                      FRANK-KING ASSOCIATES LIMITED PARTNERSHIP

                                                       Owner


                                         and


                         KINGSTON CONSTRUCTION COMPANY, LLC,

                                                       Development Manager







                           Project:  The Woolworth Building
                          Boston, Massachusetts





                            Dated as of December __, 1997





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                                 TABLE OF CONTENTS

                                                                            Page
ARTICLE 1 APPOINTMENT OF DEVELOPMENT MANAGER . . . . . . . . . . . . . . . .   1
     1.1.   Engagement of Development Manager. . . . . . . . . . . . . . . .   1
     1.2.   Fiduciary Obligations. . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 2   SERVICES AND DUTIES OF DEVELOPMENT MANAGER . . . . . . . . . . .   3
     2.1.   Pre-construction; Construction . . . . . . . . . . . . . . . . .   3
     2.2.   Development Plan . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.3.   Annual Budget; Annual Budget Monitoring. . . . . . . . . . . . .   4
     2.4.   Obtain Required Approvals. . . . . . . . . . . . . . . . . . . .   5
     2.5.   Retain Architect . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.6.   Retain General Contractor/Construction Manager; Coordination of
            Construction Activities. . . . . . . . . . . . . . . . . . . . .   5
     2.7.   Other Contractors and Consultants. . . . . . . . . . . . . . . .   5
     2.8.   Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.9.   Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.10.  Maintain Insurance . . . . . . . . . . . . . . . . . . . . . . .   6
     2.11.  Compliance with Project Documents. . . . . . . . . . . . . . . .   7
     2.12.  Security . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.13.  Leasing/Property Manager . . . . . . . . . . . . . . . . . . . .   7
     2.14.  Obligations Conditioned on Sufficient Funds. . . . . . . . . . .   7

ARTICLE 3   RESPONSIBILITIES OF DEVELOPMENT MANAGER. . . . . . . . . . . . .   7
     3.1.   Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     3.2.   Reporting. . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     3.5.   Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     3.6.   Books and Records. . . . . . . . . . . . . . . . . . . . . . . .   8
     3.7.   Operating Accounts . . . . . . . . . . . . . . . . . . . . . . .   8
     3.8.   Restrictions on Development Manager. . . . . . . . . . . . . . .   9
     3.9.   Due Diligence; Further Assurances. . . . . . . . . . . . . . . .   9

ARTICLE 4   RESPONSIBILITIES OF OWNER. . . . . . . . . . . . . . . . . . . .  10
     4.1.   Project Representative.  . . . . . . . . . . . . . . . . . . . .  10
     4.2.   Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . .  10
     4.3.   Reporting. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     4.4.   Cooperation. . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 5   COMPENSATION OF DEVELOPMENT MANAGER. . . . . . . . . . . . . . .  11
     5.1.   Management Fee . . . . . . . . . . . . . . . . . . . . . . . . .  11
     5.2.   Pre-Development Fee. . . . . . . . . . . . . . . . . . . . . . .  11
     5.3.   Construction Management Fee. . . . . . . . . . . . . . . . . . .  11



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ARTICLE 6   TERM; TERMINATION. . . . . . . . . . . . . . . . . . . . . . . .  11
     6.1.   Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     6.3.   Events Following Termination.. . . . . . . . . . . . . . . . . .  13
     6.4.   Final Reports, Accounts and Records. . . . . . . . . . . . . . .  13

ARTICLE 7   CONSENT AND APPROVAL . . . . . . . . . . . . . . . . . . . . . .  14
     7.1.   Consent and Approval . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 8   REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . . . . . .  14
     8.1    Development Manager Representations. . . . . . . . . . . . . . .  14

ARTICLE 9   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     9.1.   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 10  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     10.1.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     10.2.  Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 11  INDEMNIFICATION PROVISIONS; EXCULPATION. . . . . . . . . . . . .  16
     11.1.  Owner's Indemnity. . . . . . . . . . . . . . . . . . . . . . . .  16
     11.2   Development Manager's Indemnity. . . . . . . . . . . . . . . . .  17
     11.3.  Indemnity Procedures . . . . . . . . . . . . . . . . . . . . . .  17
     11.4.  Recovery of Litigation Costs . . . . . . . . . . . . . . . . . .  19
     11.5.  Exculpation of Owner . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE 12  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . .  19
     12.1.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . .  19
     12.2.  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     12.3.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     12.4.  Benefits and Obligations . . . . . . . . . . . . . . . . . . . .  20
     12.5.  Prohibition on Assignment by Development Manager . . . . . . . .  20
     12.6.  No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     12.7.  Other Activities . . . . . . . . . . . . . . . . . . . . . . . .  20
     12.8.  Invalidity of Provisions . . . . . . . . . . . . . . . . . . . .  20
     12.9.  Rights of Others . . . . . . . . . . . . . . . . . . . . . . . .  20
     12.10. Further Assurances . . . . . . . . . . . . . . . . . . . . . . .  21
     12.11. Affiliate Transactions . . . . . . . . . . . . . . . . . . . . .  21
     12.12. Independent Contractor . . . . . . . . . . . . . . . . . . . . .  21
     12.13. Governing Law; Submission to Jurisdiction; Venue . . . . . . . .  21
     12.14. Survival of Obligation . . . . . . . . . . . . . . . . . . . . .  21
     12.15. Supplemental Documents . . . . . . . . . . . . . . . . . . . . .  21
     12.16. Superseding Effect.. . . . . . . . . . . . . . . . . . . . . . .  22

EXHIBITS

A.  Additional Development Services
B.  Development Plan
C.  Initial Budget
D.  Permitted Budget Variances

                                DEVELOPMENT AGREEMENT



            THIS DEVELOPMENT AGREEMENT (this "AGREEMENT") dated as of December ___, 1997 between FRANK-KING ASSOCIATES LIMITED PARTNERSHIP, a Massachusetts limited partnership, having an address c/o Paul McDonough, Esq., Goodwin, Procter & Hoar, Exchange Place, Boston, MA 02109-2881 ("OWNER") and Kingston Construction Company, LLC, a Massachusetts limited liability company, having an address at 598 Madison Avenue, New York, New York 10022 ("DEVELOPMENT MANAGER").


                                W I T N E S S E T H:
                                - - - - - - - - - -

            WHEREAS, Owner is the owner of a certain retail/office building known as the Woolworth Building, located at 350 Washington Street, in the City of Boston, Commonwealth of Massachusetts and related infrastructure, which Owner intends to finance, redevelop, reconstruct, encumber, mortgage and lease (the "PROPERTY"); and

            WHEREAS, Owner desires to engage Development Manager for the express purpose of providing certain development services in connection with the redevelopment of the space, if any, recaptured from Woolworth's (the "Woolworth Space") and the development/ construction of an approximately 500,000 square foot office building addition to the Property (the "Tower Project" and collectively with the redevelopment of the Woolworth Space, the "Project").

            NOW, THEREFORE, for and in consideration of mutual promises herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                      ARTICLE 1

                          APPOINTMENT OF DEVELOPMENT MANAGER

            1.1. ENGAGEMENT OF DEVELOPMENT MANAGER. Owner hereby appoints Development Manager as exclusive developer to perform the services described herein as agent of Owner, and Development Manager hereby accepts such appointment, subject to the terms and conditions of this Agreement.



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            1.2.    FIDUCIARY OBLIGATIONS.  Development Manager agrees to devote such time and attention to the Project as may be necessary to accomplish the purposes of this Agreement. In the discharge of its duties, Development Manager acknowledges that it shall act as a fiduciary of Owner in exercising Development Manager's authority and the fulfillment of Development Manager's responsibilities in the manner provided in this Agreement and shall not be entitled to receive or retain any compensation, fees or other emoluments related directly or indirectly to the Project, except as may be specifically set forth herein. Development Manager shall carry out its activities in the highest professional manner with a view toward enhancing the reputations of Owner, the parties constituting Owner and others associated with the Project.

            1.3. PERSONNEL. Development Manager shall employ such personnel as Development Manager shall from time to time consider adequate to enable it to perform its obligations hereunder. Development Manager shall select, supervise, direct and discharge all personnel (all such persons are collectively defined as "DEVELOPMENT MANAGER'S EMPLOYEES"), from time to time, as Development Manager, in its professional opinion reasonably deems necessary for the performance of Development Manager's duties and obligations hereunder. Developer may itself or through any of its affiliates or consultants perform any part or all of its obligations hereunder, in which case the obligations of the Development Manager shall be treated as satisfied when performed by any such affiliate or consultant. In performing its obligations hereunder Development Manager may, without any diminution of its obligations hereunder, delegate such work to others under its supervision, and shall, as agent for Owner and in accordance with terms and conditions as may be approved by Owner, select and employ such architects, engineers, consultants, designers, suppliers and installers as in its opinion are necessary for the completion of the Project in accordance with the Project Documents. All Development Manager's Employees shall be direct employees of Development Manager and shall be paid solely from the funds allocated for such purpose in the Annual Budget (as hereinafter defined) (unless Development Manager elects to pay such Development Manager's Employees additional amounts from its own funds). Development Manager shall be solely responsible to pay the salary, benefits and all other compensation howsoever defined (collectively, "EMPLOYEE COMPENSATION") due or otherwise owing to all Development Manager's Employees, and Development Manager shall be responsible to
(i) file all forms, reports and returns required by law relating to Development Manager's Employees, (ii) carry such worker's compensation insurance and employer's liability insurance with respect to such employees as may be required by law, and (iii) withhold any taxes and social security contributions with respect to such employees as may be required by law. Development Manager shall indemnify and hold Owner harmless from any and all claims made by Development Manager's Employees and any other employees, agents and personnel of Development Manager against Owner for any Employee Compensation or any other matters relating to their employment by Development Manager. Provided that at all times Development Manager complies with the terms and provisions of this Agreement, including this Section 1.3 hereof, Development Manager may itself or through any of its affiliates or consultants perform any part or all of its obligations hereunder, in which case the obligations of the Development Manager shall be treated as satisfied when performed by any such affiliate or consultant. In performing its obligations the Development Manager may, without any diminution of Development Manager's obligations hereunder, delegate such work to others under its supervision.


                                      ARTICLE 2

                      SERVICES AND DUTIES OF DEVELOPMENT MANAGER

            2.1.    PRE-CONSTRUCTION; CONSTRUCTION.  Development Manager agrees
(i) to prepare and submit to Owner for its approval a development program (the "DEVELOPMENT PLAN"), (ii) to use commercially reasonable efforts to cause the development and construction of the Project to be carried out to completion in accordance with the Development Plan and (iii) to perform or use commercially reasonable efforts to cause to be performed all necessary services and duties in connection therewith including, but not limited to, the activities set forth on Exhibit A hereto. Development Manager, as an independent contractor, shall perform the aforesaid services and duties and the other obligations set forth herein in the name of Owner within the parameters and upon the terms and conditions set forth herein. Unless otherwise provided in this Agreement, all services and actions which Development Manager is required or permitted to perform or to take, or cause to be performed or taken, under this Agreement in connection with the development and construction of the Project shall be performed or taken, as the case may be, on behalf of Owner and at Owner's sole cost and expense.

            2.2. DEVELOPMENT PLAN; PLANS AND SPECIFICATIONS. Development Manager will prepare and submit to the Owner for its approval the Development Plan. The Development Plan shall include a description of the Project, a listing of the Project organization and development team (which may change from time to time upon notice from Development Manager to the Owner), a Project budget, and other matters, all of sufficient scope to establish a basis for the performance of the Project. Development Manager shall update the Development Plan no less frequently than every ninety (90) days to reflect the current status of the Project and shall submit such modified and updated Development Plan to Owner for approval. Development Manager shall develop and construct the Project as contemplated by and provided for in the Development Plan and the Plans and Specifications for the Project as approved by Owner. Owner may reject or modify the Development Plan, and any subsequent revisions thereto, as requested by Owner from time to time, in its sole discretion, and Development Manager shall promptly revise the Development Plan or such future development plan, as the case may be, to Owner's satisfaction. Development Manager shall deliver to Owner, promptly following their preparation, all plans and specifications and any schematic and conceptual presentations for the proposed development of the Project for the approval by Owner and shall also deliver to Owner such other details and information regarding the development as Owner shall reasonably request from time to time including, without limitation, proposals as to the identity of architectural and engineering firms, construction contractors, and other specialists and consultants to be used to implement the Development Plan. Until a Development Plan is approved by Owner, Development Manager must obtain Owner's consent for all actions to be taken hereunder in accordance with the Development Plan. Once a Development Plan has been approved by Owner, the Development Manager shall operate the Project in accordance with the approved or deemed approved Development Plan until any revision to a Development Plan has been approved by Owner. Any references herein to the Development Plan shall mean the Development Plan and any modifications or amendments thereto approved by Owner

            2.3. ANNUAL BUDGET; ANNUAL BUDGET MONITORING. Attached hereto as Exhibit B is the budget for tax period commencing the date hereof and ending December 31, 1998, which budget contains the projections of cash expenditures, working capital and necessary reserves with respect to the predevelopment, development, construction, and marketing at the Project for such period (the "INITIAL BUDGET"). On or before December 1st of each year thereafter, Development Manager shall submit an Annual Budget to Owner for approval for the ensuing fiscal year, which Annual Budget shall be based upon the Initial Budget with such modifications and amendments as Development Manager deems necessary or advisable (the Initial Budget and any such subsequent annual budget, as same may be amended pursuant to the terms hereof, an "ANNUAL BUDGET"). Owner may elect, at any time in its discretion, to modify or amend any Annual Budget or any portion thereof without Development Manager's consent or approval if Owner determines that same is necessary or desirable for the construction, operation, maintenance, sale or marketing of the Project. Any references herein to an Annual Budget shall mean an Annual Budget and any modifications or amendments thereto approved by Owner.

               (b) On a monthly basis, Development Manager shall (i) prepare and deliver to Owner a report setting forth (a) the actual costs and expenses incurred during such month and the estimated amount for the next quarter for uncompleted work (i.e., the loan draw), and (b) variances between actual and budgeted or projected costs where budgeted or projected costs exceed the line item for such costs by more than ten (10%) percent and (ii) revise the Annual Budget as necessary to reflect actual Project experience. If Development Manager determines at any time that it is in the best interests of Owner to incur any cost, expense or obligation to effect the purposes of the Development Plan which requires any expenditure which deviates from any line item on the Initial Budget, Development Manager shall obtain the approval of Owner prior to incurring any such cost, expense or obligation. Owner shall be deemed to have approved any variance from a line item on an Annual Budget if such variance is reflected and highlighted on a draw request from Development Manager to Owner and Owner fails to notify Development Manager that it objects to such variance within 10 days of receipt of such request. For purposes of this Section 2.3, a "LINE ITEM" shall refer to each line item of expense identified in the Annual Budget. Notwithstanding the foregoing, prior to the approval of the Initial Budget by Owner, Development Manager must obtain the consent of Owner to all expenditures to be made by Development Manager hereunder. After the approval of any Annual Budget, Manager shall perform its obligations hereunder in accordance with such Annual Budget, unless a modification thereto has been approved or has been deemed approved by Owner.

            2.4. OBTAIN REQUIRED APPROVALS. At Owner's sole cost and expense, Development Manager shall use commercially reasonable efforts to obtain all other necessary zoning and other approvals, consents, permits, licenses, variances, access and traffic approvals, and authorizations required or desirable for the construction, development and operation of the Project consistent with the Development Plan (collectively, the "REQUIRED APPROVALS"). Development Manager hereby agrees to use its commercially reasonable efforts to secure all Required Approvals, comply with all conditions set forth in such Required Approvals or otherwise, prepare and provide all reports, notifications and submissions for the benefit of Owner and the Project and take all necessary and appropriate actions so that the Project shall be ready to open for sale or lease to the general public on or prior to the date specified in the Development Plan.

            2.5.    RETAIN ARCHITECT   Subject to Owner's approval and at
Owner's sole cost and expense, Developer shall retain, on behalf of the Owner, on terms to be approved by Owner, an architectural firm licensed in the State of Massachusetts ("ARCHITECT") to prepare initial schematic and development drawings. Developer shall cause the Architect to prepare preliminary and final drawings, plans and specifications for the Project. The identity and terms of employment of the Architect and any associated architects shall be subject to Owner's approval.

            2.6. RETAIN GENERAL CONTRACTOR/CONSTRUCTION MANAGER; COORDINATION OF CONSTRUCTION ACTIVITIES. Development Manager shall retain, on behalf of Owner and at Owner's sole cost and expense, either a construction manager for the Project (the "CONSTRUCTION MANAGER") or a general contractor for the construction, supply of materials, labor and other services to be performed in connection with the Project (the "GENERAL CONTRACTOR"). The term of employment of the Construction Manager or General Contractor and any associated general contractors shall be subject to Owner's approval. Developer shall supervise the Construction Manager or General Contractor in the performance of its duties, including, without limitation, acting at Owner's discretion and on its behalf to supervise and coordinate construction matters and matters involving governmental agencies. The obligations and performance of the Construction Manager or General Contractor under its construction contract shall be assured in full by a payment and performance bond from the Construction Manager or General Contractor if required by Owner or any lender ("LENDER") financing construction of the Project.

            2.7. OTHER CONTRACTORS AND CONSULTANTS. On behalf and in the name of Owner, Development Manager shall, as agent for Owner, select, negotiate and enter into contracts on terms and conditions approved by Owner and Development Manager, with consultants, engineers, designers, contractors, suppliers and installers (including, without limitation, a project architect) as in its opinion are necessary for the completion of the Project in accordance with the Project Documents (as hereinafter defined). The identity and terms of employment for such persons and firms shall be subject to Owner's approval and the compensation payable for services rendered by such persons and firms shall be only as provided for in the Annual Budget. Development Manager shall supervise all contractors, consultants and engineers and the installation of materials or equipment for all systems, such as heating, ventilation, air conditioning, plumbing and electrical based on preliminary and/or final plans and specifications.

            2.8. FINANCING. Owner shall arrange for the construction financing for the Project and Development Manager shall assist owner in connection therewith, such assistance shall include, without limitation, (i) assisting in negotiation of appropriate instruments and documents evidencing and securing such financing, (ii) arranging for periodic disbursement of funds pursuant to such financing, as requested by Owner, and (iii) preparing all reports, financial statements and documents required by any lender and, after receiving Owner's prior written approval of such reports, financial statements and documents, coordinate the delivery of same to such lender.

            2.9. PERMITS. Development Manager shall take such actions at Owner's sole cost and expense as may be necessary to comply with laws, ordinances, orders, rules, regulations and requirements of federal, state and municipal governments and agencies, courts, departments, commissions, boards and officers, or other bodies exercising similar functions, which may be applicable to the Project, and obtain and maintain all building permits, certificates of occupancy, licenses, Required Approvals and/or operating permits, if any, for the Project including, without limitation, submission and administration of applications and agreements in the name of Owner with utility companies, public agencies and municipal and other governmental authorities with respect to utility, sewer and water services. Owner agrees to execute and deliver any and all applications and other documents reasonably requested by Development Manager and otherwise to cooperate to the fullest extent with Development Manager in applying for, obtaining and maintaining such certificates, Required Approvals, licenses and permits as are reasonably required. Development Manager shall at Owner's sole cost and expense use commercially reasonable efforts to take such measures as may be reasonably required to cause the Project to be in compliance with the terms, covenants and provisions contained in the Project Documents (as hereinafter defined), any deed of trust or mortgage, operating agreement or other agreement or obligation encumbering or affecting the Project or any security agreement now or hereafter encumbering or affecting the personal property located at the Project.

            2.10.   MAINTAIN INSURANCE.  As more particularly provided in
ARTICLE 10 hereof, Development Manager shall prepare for Owner a schedule of all required insurance coverage for the Project during the preconstruction, and at Owner's sole cost and expense shall obtain and maintain such insurance coverage on terms and with companies or agencies approved by Owner.

            2.11. COMPLIANCE WITH PROJECT DOCUMENTS. Development Manager shall at Owner's sole cost and expense cause the Project to be planned, constructed and operated substantially in accordance, in all material respects, with the terms and conditions of all governmental approvals received for the Project, the Development Plan, all construction and/or financing loan documents, and the site plan for the Project (as same may be amended pursuant to Section
2.2 herein) (collectively, the "PROJECT DOCUMENTS").

            2.12. SECURITY. Development Manager shall supervise the preparation and implementation at Owner's sole cost and expense of a security program for the Project to be in force during the development, design and construction of the Project.

            2.13. LEASING/PROPERTY MANAGER. Pursuant to that certain Management and Leasing Agreement (the "Management Agreement") dated of even date herewith between Owner and Kingston Realty Advisors LLC, as property manager, (in such capacity "PROPERTY MANAGER"), Owner has engaged Property Manager to manage the operation and leasing of the Project. Development Manager shall cooperate with Property Manager in carrying out its duties.

            2.14. OBLIGATIONS CONDITIONED ON SUFFICIENT FUNDS. Development Manager's obligation to perform any duty under this Agreement which requires the payment of a sum of money is conditioned upon Owner providing funds to Development Manager necessary to perform such duty, as provided in each Annual Budget, as the same may be amended from time to time in accordance with the terms hereof.


                                      ARTICLE 3

                       RESPONSIBILITIES OF DEVELOPMENT MANAGER

            3.1. MEETINGS. Development Manager shall be available at reasonable intervals and on reasonable notice to participate at such public and private meetings and hearings for the Project as may be requested by Owner.

            3.2. REPORTING. Development Manager shall (i) at all times keep Owner advised of Development Manager's activities with respect to the Project,
(ii) Development Manager shall supervise and carry out to completion all decisions made by Owner consistent with the terms of this Agreement in connection with the Project, and (iii) meet with Owner's representatives no less frequently than monthly at Development Manager's office and at any other time reasonably requested by Owner to discuss the status of the development of the Project and (iv) participate in regular meetings on at least a monthly basis pursuant to Section 3.3(i) and shall provide Owner with a schedule of such meetings and deliver to Owner the minutes and other records of such meetings and the decisions made and Owner or its representative shall have the right to participate in such meetings. Without limiting the foregoing, at least monthly, Development Manager shall furnish to Owner a written status report, in such form as Owner shall designate, concerning various aspects of the Project, including the status of planning and construction activity, schedule compliance and updating, financial reports, problem areas, status of governmental approvals and such other matters and in such forms as Owner shall designate. Each report provided to Owner shall be certified as correct to the best of knowledge of Development Manager.

            3.3. CONSTRUCTION ADMINISTRATION. Development Manager shall at Owner's sole cost and expense provide general administration and coordination of the work of the Construction Manager or General Contractor and the other contractors with each other and with the activities and responsibilities of Development Manager and the architects and other consultants to complete the Project.

            3.4. INSURANCE. Development Manager shall investigate and make a full written report of all accidents or claims for damage relating to the ownership, operation and maintenance of the Project, including any damage or destruction to the Project and the estimated cost of repair, and cooperate with and make all reports required by any insurance company or insurance adjuster/consultant. Development Manager will not vary or change any portion of the insurance program maintained by Owner, but will review annually the insurance program and make such recommendations to Owner as to changes as Development Manager deems advisable or necessary.

            3.5. PAYMENTS. Development Manager shall pay when due, at Owner's expense from the Operating Account, all authorized expenses relating to the development of the Project; provided, however, Development Manager shall first obtain Owner's approval for any such expense or portion thereof which is not provided for in the Annual Budget.

            3.6. BOOKS AND RECORDS. Development Manager shall maintain current, complete and accurate books, records and accounts of all costs and expenses incurred and all income and receipts received in connection with the Project. All such books and records of Development Manager which relate to the Project shall be maintained at the office of Development Manager. Development Manager shall deliver to Owner copies of all such financial statements, as well as all federal, municipal and state tax returns. Development Manager will be entitled to retain such copies of the books and records as Development Manager deems appropriate. Owner or any of its authorized representatives shall have access to such books, records and returns at all reasonable times during normal business hours and shall be entitled to audit, at Owner's own expense, such books, records and returns by an accounting firm of its choosing at any time and from time to time.

            3.7. OPERATING ACCOUNTS. Development Manager shall establish and maintain, with funds provided by Owner in accordance with the Annual Budget, one or more commercial accounts (collectively, the "OPERATING ACCOUNT"), in Development Manager's name at such bank as Development Manager may select with Owner's approval, and maintain in such account(s) sufficient working capital to fund the expenses of the Project as they are incurred. Development Manager shall endeavor to cause the Operating Accounts to be interest bearing accounts. Development Manager is authorized, as agent of Owner, to draw on the Operating Account, as contemplated by and in the amounts provided for in the Annual Budget (i) amounts necessary to pay expenses incurred in connection with the development and construction of the Project, (ii) amounts due and payable by Owner under any deed of trust, mortgage or other security interests affecting the Project which secure a construction loan and (iii) insurance premiums. Notwithstanding any other provision of this Agreement, Development Manager is required to perform its duties to advance monies to third parties and to itself only to the extent that funds are allocated in the applicable Annual Budget and available to Development Manager in the Operating Account, and in no event shall Development Manager be required to use its own funds for such purposes. If and to the extent Development Manager does use its own funds, Development Manager is entitled, upon notice to Owner, to reimburse itself out of the Operating Account or, if sufficient funds are not available in the Operating Account, Development Manager is entitled to immediate reimbursement from Owner. Funds in the Operating Account will not be commingled with other funds of Development Manager.

            3.8. RESTRICTIONS ON DEVELOPMENT MANAGER. Notwithstanding anything to the contrary contained herein, Development Manager shall not be authorized to bind Owner or the Project to any contract, agreement or obligation to expend sums or provide services unless (x) such contract, agreement or obligation is consistent with, and contemplated by, the applicable Annual Budget and/or Development Plan and in compliance with the terms and conditions of the other Project Documents or (y) Owner has given written consent thereto. Notwithstanding anything herein to the contrary, without the prior written consent of Owner, Development Manager shall not have the authority to, and shall not (i) enter into any agreement to sell, transfer, finance, pledge or hypothecate the Project or any interest in the Project; (ii) incur any costs on behalf of Owner or the Project, except in accordance with the applicable Annual Budget approved by Owner; (iii) enter into any agreement modifying or waiving any material term of any contract or agreement affecting the Project or, to Development Manager's knowledge, the Owner; (iv) exercise any right to accelerate the maturity of any mortgage loan or other indebtedness affecting Owner or the Project; or (v) act on behalf of, or hold itself out as having the authority to act on behalf of, Owner in any manner not expressly granted in this Agreement or otherwise approved by Owner.

            3.9. DUE DILIGENCE; FURTHER ASSURANCES. Development Manager shall undertake and perform the duties and services required to be performed by Development Manager under this Agreement in a commercially reasonable manner consistent with and equivalent to professional developers of first class mixed use retail/office buildings in Boston, Massachusetts (but only to the extent consistent with the Annual Budget and the Development Plan).

                                      ARTICLE 4

                              RESPONSIBILITIES OF OWNER

            4.1. PROJECT REPRESENTATIVE. Owner shall designate one or more Project representatives who shall have the sole responsibility of representing Owner during the term of this Agreement. Development Manager shall communicate with and through such representatives on all matters relating to Development Manager's performance under this Agreement and shall have the right to rely on the representatives as being duly authorized to act for Owner on all matters hereunder. The initial Project representatives of Owner shall be E. Peter Krulewith and David Hamamoto. The Project representative may be changed by Owner at any time and from time to time during the term of this Agreement by delivery of notice to Development Manager.

            4.2. COSTS AND EXPENSES. Owner will be responsible for the payment of all costs of developing the Project as provided for in the Annual Budget, and shall provide Development Manager with all of the funds necessary to enable Development Manager to perform all of its obligations hereunder, consistent with the Budget then in effect. Owner and Development Manager shall develop a procedure to ensure that adequate funds are deposited in the Operating Account in a timely fashion to pay costs related to the Project. In the event, however, that sufficient funds are not available to pay such costs, Development Manager will promptly notify Owner of the amount of the deficiency and Owner will advance funds to Development Manager to pay such deficiency, or otherwise instruct Development Manager as to the application of existing funds.

            4.3. REPORTING. Owner shall keep Development Manager continually advised of all matters and send copies of all bills, information and other data relating to the Project or which may relate to or affect the ability of Development Manager responsibly to carry out its obligations hereunder.

            4.4. COOPERATION. Owner shall cooperate with the Development Manager if requested by Development Manager, to develop and maintain liaison with private and public entities which may have an interest in the Project and those having approval or regulatory authority or funding capabilities regarding the Project.

                                      ARTICLE 5

                         COMPENSATION OF DEVELOPMENT MANAGER

            5.1. MANAGEMENT FEE. Development Manager and Owner agree that Development Manager's sole compensation hereunder shall consist of (i) the Pre-Development Fee during the Pre-Development Period (as provided for in Section 5.2 below) and (ii) the Development Fee during the Development Period (as provided for in Section 5.3 below). Development Manager acknowledges and agrees that the Pre-Development Fee and the Development Fee constitute reasonable and adequate compensation for performance of its duties hereunder and reimbursement of its expenses hereunder, and that it shall not be entitled to any other fees or compensation of any kind.

            5.2. PRE-DEVELOPMENT FEE. Development Manager shall be entitled to receive a fee during the period commencing on the date hereof and ending on the date that construction of the Tower Project commences (such period, the "PRE-DEVELOPMENT PERIOD"), in the amount equal to $275,000 per annum, which amount shall be payable monthly (the "PRE-DEVELOPMENT FEE").

            5.3. CONSTRUCTION MANAGEMENT FEE. Development Manager shall be entitled to receive a fee (the "DEVELOPMENT FEE") during the period commencing on the date construction of the Tower Project is commenced and ending on the date on which construction of the Tower Project is substantially complete (such period, the "DEVELOPMENT PERIOD") equal to three (3%) percent of the hard costs incurred to date of constructing the Project, which amount shall be paid monthly.


                                      ARTICLE 6

                                  TERM; TERMINATION

            6.1. TERM. The term of this Agreement shall commence as of the date hereof and shall continue until the earliest to occur of (i) the completion of construction of the Project, (ii) the date of termination of the partnership agreement among the partners of Owner (iii) the date Owner shall notify Development Manager that it will not proceed with the Project, and (iv) the date this Agreement is otherwise terminated pursuant to this Section 6.2.

            6.2. TERMINATION BY OWNER. (a) Owner shall have the right to terminate this Agreement at any time upon thirty (30) days' notice to Development Manager for any reason whatsoever, or for no reason at all; provided, however, this Agreement shall immediately terminate, if any of the following events shall occur:

            (i) If Development Manager shall commit gross negligence or willful malfeasance in the performance (or non-performance) of its obligations hereunder that has a materially injurious or a materially adverse effect upon Owner or upon the Project;

            (ii) If Development Manager shall make an assignment for the benefit of creditors, or file, or consent to, any petition in bankruptcy or for reorganization under any bankruptcy or insolvency law, or for a receiver or trustee for a substantial portion of its property, or to effect a composition or extension of time to pay its debts, or for any alteration or adjustment of a substantial part of its indebtedness; or if Development Manager shall commence proceedings for or take any corporate action authorizing or providing for its dissolution or liquidation; or if a receiver or trustee shall be appointed for a substantial part of the property of Development Manager and such appointment shall not be vacated in ninety days; or if a petition in bankruptcy or insolvency or for reorganization or liquidation of Development Manager or for alteration or adjustment of a substantial part of the indebtedness of Development Manager shall be filed against Development Manager under any bankruptcy, insolvency or other law relating to debtors or to alteration or adjustment of indebtedness, or if a petition, complaint or action shall be filed against Development Manager seeking its liquidation, and any such petition, complaint or action shall not be dismissed within ninety (90) days after filing;

            (iii) If Development Manager shall materially breach its obligations under this Agreement, which breach is not cured within thirty
     (30) days after notice from Owner, as such date may be extended, provided Development Manager has commenced, and is diligently prosecuting to completion, the cure of such breach;

            (iv) If Development Manager or any officer, member or manager therein shall be convicted of a felony which adversely affects the reputation or image of the Project, or impedes Development Manager's ability to perform its obligations hereunder;

            (v)          If Owner shall sell or otherwise transfer the Project.

               (b) NorthStar Washington Street LLC shall have the right to terminate this Agreement at any time, on behalf of Owner, if any of the following events shall occur.

            (i) If E. Peter Krulewitch ("PK") shall cease to, at all times, direct, control and supervise Development Manager or shall die or become bankrupt, insolvent, legally incompetent or permanently disabled for a period of either ninety (90) consecutive days or 120 days in any 180 day period or shall transfer his interest in Development Manager in violation of Section 8.1 herein;

            (ii) The sale or disposition by PK of his interest in Kingston Washington Associates Limited Partnership ("KWA") or the permitted transferee of KWA's interest in Owner (the "PK PARTNER") the sale or disposition by such PK Partner of its interest in Owner (pursuant to the buy/sell provision of the Partnership Agreement or otherwise) or the Project;

            (iii)   The  removal of the PK Partner as general partner of Owner;
or

            (iv) The occurrence of a default beyond applicable notice and cure periods by (x) the PK Partner under the Partnership Agreement or (y) the Manager under the Management Agreement.

            (v)     If the Tower Project is not commenced by December 31,1999.

Upon a discharge of Development Manager pursuant to this Section 6.2, Development Manager shall not be entitled to receive any amounts in respect of the Pre-Development Fee or Development Fee accruing subsequent to the date of the event giving rise to such termination. If Development Manager is terminated or discharged, Owner agrees to continue to employ Development Manager's Employees at their current compensation rate for a period of thirty days from the date of notice of such termination or discharge or for such longer term as may be provided in any contract or employment agreement previously approved in writing by Owner.

            6.3. EVENTS FOLLOWING TERMINATION. Upon any termination of this Agreement by either party hereto pursuant to this Article 6, Owner shall pay to Development Manager all fees, disbursements and expenses incurred by Development Manager which have accrued to the date of termination of this Agreement and such termination shall not affect the continuing obligations (such as indemnity) of the parties hereunder.

            6.4. FINAL REPORTS, ACCOUNTS AND RECORDS. Within forty-five (45) days after the termination of this Agreement by either party, Development Manager shall furnish to Owner such statements, accounts and reports as are required hereunder for the period commencing from the date of the last statements, accounts or reports provided to Owner for tax, administration, diligence or any other purpose or purposes to the date of termination. In addition, Development Manager shall deliver to Owner all books, records and other materials in Development Manager's possession related to the Project and Development Manager shall cooperate in the transition. The provisions of this
Section 6.4 shall survive the expiration or sooner termination of this Agreement.

                                      ARTICLE 7

                                 CONSENT AND APPROVAL

            7.1. CONSENT AND APPROVAL. No consent of Owner shall be effective unless given by both general partners of Owner (the "GENERAL PARTNERS"). In any instance under this Agreement in which the consent or approval of Owner is required, Development Manager shall request the written consent or approval of the General Partners by submitting the matter in writing to the General Partners, together with all relevant information relating thereto and any documents that will be required to be executed by Owner in connection therewith. A General Partner may, in its discretion, withhold, condition or delay any such consent or approval. If one or both General Partners shall refuse to grant any requested consent or approval, then such General Partners shall so notify Development Manager and any such notice of refusal shall describe in detail the items to which such Managing Member objects and shall specify the reasons for such objections. Development Manager shall consult with such General Partner and shall endeavor to make such modifications as shall be appropriate to remedy any such objections and shall resubmit the matter, as so modified, to such General Partner for consent or approval in the manner prescribed herein. Subsequent to a General Partner's consent or approval of any matter, no material change shall be made with respect to the matter consented to without submitting the matter to the General Partners for consent or approval. As used herein, the term "MATERIAL CHANGE" shall mean any change which (i) is reasonably likely to cost in excess of $50,000, (ii) has, will have, or is likely to have, an injurious or adverse effect upon the Project or Owner or
(iii) will, or is likely to, result in violation of any law, rule or regulation applicable to Owner or the Project.


                                      ARTICLE 8

                                   REPRESENTATIONS

            8.1 DEVELOPMENT MANAGER REPRESENTATIONS. Development Manager represents and warrants that P.K. is and shall remain throughout the term of this Agreement, (i) the holder of 100% of the beneficial interests in Development Manager and (ii) in control of Development Manager.
Notwithstanding the foregoing, and provided PK continues to control Development Manager, PK may transfer interests in Development Manager to members of his immediate family and entities and/or trusts comprised of or for the benefit of such family members. For the purposes of this Agreement, control shall mean the ownership of at least 51% of Development Manager and the ability to direct the management and affairs of Development Manager.

                                      ARTICLE 9

                                       NOTICES

            9.1. NOTICES. Any notices or offer required or desired to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed by registered or certified mail, postage prepared and return receipt requested, to the parties at the addresses set forth at the beginning of this Agreement with a copy to (i) Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, Attention: Robert J. Wertheimer, Esq., in the case of Owner; and (ii) Richards & O'Neil, LLP, 885 Third Avenue, New York, New York 10022, Attention: Robert Safron in the case of Owner and Development Manager, or to such other address as any party may have furnished to the other in writing in accordance herewith. All notices and offers shall be deemed received on the date of delivery or, if mailed, on the date appearing on the return receipt.

                                     ARTICLE 10

                                     INSURANCE

            10.1. INSURANCE.(a) Development Manager shall be responsible for maintaining the following insurance for itself and Owner at the sole cost and expense of Owner.

               (i) liability insurance, including a contractual liability endorsement, in respect of the Project and the conduct or operation of business therein and thereon, with limits of not less than $10,000,000 combined single limit for bodily injury and property damage liability in any one occurrence;

               (ii) employers liability and workers compensation insurance;

               (iii) "Builder's Risk" and property insurance coverage in form acceptable to Owner for the full cost of replacement of the entire Project as of the time of any loss. This insurance shall include as named insured Owner, Development Manager and contractors and subcontractors and shall insure against loss from the perils of Fire, Extended Coverage and other casualty, and shall include "All Risk" insurance for physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, transit, collapse, flood, earthquake testing, and damage resulting from defective design, workmanship or material. Owner may, from time to time, direct Development Manager to increase the limits of coverage, if necessary, to reflect estimated replacement cost. Owner will be responsible for any co-insurance penalties or deductibles; and

               (iv) such other insurance, with limits and coverage as Owner or any lender to the Project may deem necessary or desirable from time to time.

               (b) Property Insurance Loss Adjustment. Any insured loss shall be adjusted by Development Manager, for itself and as agent for Owner, and any proceeds shall be made payable to Owner.

            10.2. WAIVER OF SUBROGATION. (a) Owner and Development Manager waive all rights against each other, the project architect, and all contractors and subcontractors for damages caused by perils covered by insurance, except such rights as they may have to the proceeds of such insurance held by Owner as trustee. Development Manager shall require similar waivers from the project architect, and all contractors and subcontractors.

               (b) Owner and Development Manager waive all rights against each other and the project architect, the contractors and subcontractors for loss or damages to any equipment used in connection with construction of Owner's improvements and covered by any property insurance. Development Manager shall require similar waivers from the project architect, and all contractors and subcontractors.

               (c) Development Manager shall use commercially reasonable efforts to cause the project architect and the contractors and subcontractors performing work on the project to agree to indemnify Owner and Development Manager and hold them harmless from all claims of personal injury or property damage.

               (d) If the policies of insurance referred to in this Section 10 require an endorsement to provide for continued coverage where there is a waiver of subrogation, the owners of such policies will cause them to be so endorsed.


                                      ARTICLE 11

                       INDEMNIFICATION PROVISIONS; EXCULPATION

            11.1. OWNER'S INDEMNITY. OWNER WILL DEFEND, INDEMNIFY AND HOLD HARMLESS DEVELOPMENT MANAGER, ITS AFFILIATES AND THEIR RESPECTIVE PARTNERS, SHAREHOLDERS, DIRECTORS, OFFICERS, MEMBERS, EMPLOYEES AND AGENTS ("DEVELOPMENT MANAGER INDEMNITIEES") ("DEVELOPMENT MANAGER INDEMNIFIED") FROM AND AGAINST ALL LOSS, DAMAGE, CHARGES, LIABILITIES (DIRECT OR INDIRECT), CLAIMS, EXPENSES AND SUITS OR OTHER CAUSES OF ACTION OF ANY NATURE WHATSOEVER (HEREINAFTER COLLECTIVELY REFERRED TO IN THIS ARTICLE 10 AS "CLAIMS") ARISING FROM OR IN ANY WAY CONNECTED WITH (A) THE PROPERTY OR THE PERFORMANCE OF DEVELOPMENT MANAGERS'S OBLIGATIONS UNDER AND IN

ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, (B) ANY OTHER ACTS PERFORMED BY DEVELOPMENT MANAGER AT THE DIRECTION OF OWNER, (C) THE BREACH OF ANY MATERIAL PROVISION OF THIS AGREEMENT BY OWNER, AND (D) OWNER'S FAILURE (OTHER THAN BY REASON OF DEVELOPMENT MANAGER'S DEFAULT UNDER THIS AGREEMENT) OR REFUSAL TO COMPLY WITH OR ABIDE BY ANY LEGAL REQUIREMENTS, UNLESS, FOLLOWING A FINAL ADJUDICATION ON THE MERITS BY A COURT OF COMPETENT JURISDICTION, IT IS DETERMINED THAT THE CLAIM WAS ATTRIBUTABLE TO ONE OF THE INDEMNIFIED OWNER MATTERS DESCRIBED BELOW.

            11.2 DEVELOPMENT MANAGER'S INDEMNITY. DEVELOPMENT MANAGER AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS OWNER, OWNER'S OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES, SERVANTS, ATTORNEYS, NOMINEES, SUBSIDIARIES, AFFILIATES, AGENTS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, "OWNER INDEMNITEES") FROM AND AGAINST ANY AND ALL CLAIMS DUE TO DEVELOPMENT MANAGER'S OR DEVELOPMENT MANAGER'S EMPLOYEES' OR AGENTS' WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OR DEVELOPMENT MANAGER'S BREACH OF A MATERIAL PROVISION OF THIS AGREEMENT ("INDEMNIFIED OWNER MATTERS"). DEVELOPMENT MANAGER AGREES TO REIMBURSE OWNER INDEMNITEES FOR AND INDEMNIFY OWNER INDEMNITEES AGAINST THE PAYMENT OF ANY MONIES WHICH OWNER INDEMNITEES ARE REQUIRED TO PAY OUT IN CONNECTION WITH OR AS AN EXPENSE (INCLUDING REASONABLE ATTORNEYS' FEES) IN DEFENSE OF ANY CLAIM, CIVIL OR CRIMINAL ACTION, PROCEEDING, CHARGE OR PROSECUTION MADE, INSTITUTED OR MAINTAINED AGAINST DEVELOPMENT MANAGER, OWNER INDEMNITEES, OR OWNER INDEMNITEES AND DEVELOPMENT MANAGER JOINTLY AND/OR SEVERALLY, DETERMINED BY A COURT OF COMPETENT JURISDICTION TO HAVE BEEN DUE TO, CAUSED BY, OR ARISING OUT OF THE INDEMNIFIED OWNER MATTERS.

            11.3. INDEMNITY PROCEDURES. (a) If any claim is asserted, or any action, suit or other proceeding is instituted (each, an "ACTION"), by a third party against any Owner Indemnitee or Development Manager Indemnitee (each, an "INDEMNIFIED PARTY"), with respect to any occurrence as to which the other party (each, an "INDEMNIFYING PARTY") shall have any indemnity obligation under this Agreement, such Indemnified Party shall timely commence and diligently continue such defense, settlement or comprise of any such Action at Indemnifying Party's sole expense. The Indemnifying Party shall have the right to select counsel for such defense, subject to Indemnified Party's prior written approval, which approval shall not be unreasonably withheld or delayed. The Indemnifying Party shall have the right to settle or compromise any such Action without the prior written consent of Indemnified Party shall satisfy and discharge any and all liability of the Indemnified Party resulting therefrom or shall post security reasonably satisfactory to the Indemnified Party to assure the ultimate satisfaction and discharge of such liability. Except as provided in the preceding sentence, the Indemnifying Party shall not settle or compromise any Action without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. Should any such Action result in a final and unappealable judgment, the Indemnifying Party's prior written approval shall be required for any such settlement or compromise, which approval shall not be unreasonably withheld or delayed. Should any such Action result in a final and unappealable judgment, the Indemnifying Party shall promptly pay the same. The Indemnified Party agrees to cooperate with the Indemnifying Party to the extent the Indemnifying Party may reasonably request such cooperation but at the sole expense of the Indemnifying Party. The Indemnifying Party shall succeed to and have the benefit of all the defenses, claims and other rights of each Indemnified party relating to or affecting any obligation or liability of the Indemnifying Party under this indemnity, and each Indemnified Party agrees to fully disclose any and all such defenses, claims and other rights to the Indemnified Party and promptly execute any documents and take any other actions (at the sole expense of the Indemnifying Party) necessary or desirable to further assure unto the Indemnifying Party the right to benefit from such defenses, claims or other rights. Indemnified Party shall have the right (but shall not have the obligation) at any time and at its own cost and expense, upon notice to the Indemnifying Party and failure of the Indemnifying Party to act, to participate in the defense of any such Action, and to be represented by counsel of its choice (provided, however, that the Indemnifying Party shall not be liable under this subsection for any fees and expenses of the Indemnified Party's counsel, unless a conflict of interest exists between or among Indemnified Parties or between or among the Indemnifying Party or one or more of the Indemnified Parties and to assert in any such Action any counterclaims or cross claims the Indemnified Party may have.

            (b) In the event the Indemnifying Party fails or refuses to timely commence the defense, settlement or compromise of any such Action, the Indemnified Party shall have the right (but shall not have the obligation), after notice to the Indemnifying Party, to act, defend, settle, compromise or take such other actions as the Indemnified Party shall deem necessary in connection with any such Action. In the event it is determined that the Indemnified Party was entitled to be indemnified under this Article by the Indemnifying Party, the Indemnifying Party shall pay the Indemnified Party for the entire cost of the Action including, defense, settlement, compromise or other such actions taken by the Indemnified Party in connection therewith, including reasonable attorneys' fees and disbursements and experts' fees and expenses (including those incurred in connection with appellate proceedings). Notwithstanding the foregoing, if any third party to such Action shall take any action to create or impose any lien or encumbrance on any of the assets of the Indemnified Party with respect to such Action or if any judgment shall be entered which would result in the Indemnified Party being obligated to pay the same, then the Indemnifying Party shall provide such bond, deposit or take such other action as shall be required to prevent the creation or imposition of any such lien, and to stay the execution of such judgment pending any appeal or other proceeding prior to final entry thereof. The Indemnifying Party shall have the right to settle or compromise any such Action without the prior written consent of Indemnified Party shall satisfy and discharge any and all liability of the Indemnified Party resulting therefrom or shall post security reasonably satisfactory to the Indemnified Party to assure the ultimate satisfaction and discharge of such liability. Except as provided in the preceding sentence, the Indemnifying Party shall not settle or compromise any Action without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. The failure or delay of the Indemnified Party to promptly notify the Indemnifying Party of the institution of any Action, shall not release or otherwise limit the indemnification obligation of the Indemnifying Party under this Agreement, except to the extent that the Indemnified Party shall be prejudiced by the failure or delay of the Indemnified Party to give the Indemnifying Party notice of such Action.

            11.4. RECOVERY OF LITIGATION COSTS. In the event any dispute between the parties to this Agreement results in litigation, arbitration or other proceeding, the court, arbitrator or mediator, as the case may be, shall be requested to award to the prevailing party all reasonable costs and expenses, including without limitation reasonable attorneys' fees and disbursements, incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses, fees and disbursements shall be included and made a part of the judgment recovered by the prevailing party, if any.

            11.5. EXCULPATION OF OWNER AND MANAGER. (i) No direct or indirect partner, shareholder or member in or of Owner (and no officer, director, member, employee or agent of such partner or shareholder) will be personally liable for the performance of Owner's obligations under this Agreement. The liability of Owner for Owner's obligations under this Agreement will be limited to Owner's interest in the Property and other assets and the
proceeds thereof.   Nothing in this Section 11.4 will affect the rights of
Development Manager to seek appropriate relief against any Person to the extent that such Person misappropriates funds of Development Manager or commits fraud against Development Manager.

            (ii) No direct or indirect partner, shareholder or member in or of Development Manager (and no officer, director, member, employee or agent of such partner or shareholder) will be personally liable for the performance of Development Manager's obligations under this Agreement. The liability of Development Manager for Development Manager's obligations under this Agreement will be limited to its partnership assets. A negative capital account of any partner will not be considered to be a partnership asset. Nothing in this
Section 11.4 will affect the rights of Owner to seek appropriate relief against any person to the extent that such person misappropriates funds of Owner or commits fraud against Owner.

                                      ARTICLE 12

                               MISCELLANEOUS PROVISIONS

            12.1. ENTIRE AGREEMENT. This Agreement embodies and constitutes the entire understanding among the parties with respect to the matters contained herein, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement. No waiver or modification of any provision of this Agreement shall be valid unless in writing and signed by the party to be charged, and then only to the extent therein set forth.

            12.2. CAPTIONS. The captions in this Agreement are intended only for convenience of reference, do not constitute a part of this Agreement and shall not be construed to define, interpret, describe or limit the scope or intent of any provision of this Agreement.

            12.3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which will constitute one and the same instrument.

            12.4. BENEFITS AND OBLIGATIONS. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto. Owner shall have the right to assign its interests in this Agreement to any successor-in-interest of Owner's rights in, to or under the Project.

            12.5. PROHIBITION ON ASSIGNMENT BY DEVELOPMENT MANAGER. The rights, duties and performance of Development Manager hereunder are personal in nature and may not be assigned or transferred to any other party.

            12.6. NO WAIVER. No assent, express or implied, by either party to any breach of or default in any term, covenant or condition contained herein on the part of the other to be performed or observed shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term, covenant or condition hereof.

            12.7. OTHER ACTIVITIES. Commencing from and after the date hereof until the expiration or sooner termination of this Agreement pursuant to its terms, Development Manager shall not (i) directly or indirectly engage any other party to perform any of the duties and responsibilities of Development Manager hereunder, except as provided herein, or (ii) perform any other activity which would interfere with the ability of Development Manager to perform its duties and responsibilities under this Agreement.

            12.8. INVALIDITY OF PROVISIONS. In the event that any one or more of the phrases, sentences, clauses or paragraphs contained in this Agreement shall be declared invalid



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

by the final and unappealable order, decree or judgment of any court, this Agreement shall be construed as if it did not contain such phrases, sentences, clauses or paragraphs.

            12.9. RIGHTS OF OTHERS. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto, and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

            12.10. FURTHER ASSURANCES. Each party agrees to execute and deliver any and all additional instruments and documents and do any and all acts and things as may be necessary or expedient to more fully effectuate this Agreement and carry on the business contemplated herein.

            12.11. AFFILIATE TRANSACTIONS. In the performance of its duties hereunder, Development Manager may retain, employ or contract with on behalf of Owner any affiliate, subsidiary or other related person or entity for the furnishing of materials or services in connection with the Project; provided, however, that the terms of any such agreement must be (i) approved in advance by Owner or (ii) at least as favorable to Owner as would be obtainable by Development Manager in a comparable arm's-length transaction with a person or entity other than Development Manager's affiliate, subsidiary or other related person or entity.

            12.12. INDEPENDENT CONTRACTOR. Development Manager's performance of its duties hereunder is as an independent contractor on behalf and for the account of Owner. Under no circumstances will Development Manager be deemed to be a partner or a joint venturer with Owner, nor will Development Manager have any obligation or liability, in tort or in contract, with respect to the Project, either by virtue of this Agreement or otherwise; and Development Manager will have no authority to bind Owner other than as set forth in this Agreement.

            12.13. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. This Agreement and the rights of the parties hereunder will be governed by, and interpreted in accordance with, the laws of the State of New York and any applicable laws of the United States of America. Any legal action or proceeding with respect to this Agreement shall be brought in New York County, New York, in the courts of the State of New York or of the United States for the District of New York, and by execution and delivery of this Agreement, the parties hereby irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action or proceeding arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waive and agree not to plead or claim that any such action or proceeding has been brought in an inconvenient forum.

            12.14. SURVIVAL OF OBLIGATION. All of the obligations, representations, warranties and covenants made in this Agreement shall be deemed to have been relied upon by


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

the party to which it was made and to be material and shall survive the execution and performance of any agreements related hereto to the extent that they are by their terms, or by a reasonable interpretation of the context, to be performed or observed after the performance of any such agreements.

            12.15. SUPPLEMENTAL DOCUMENTS. Recognizing that the implementation of the provisions hereof with respect to various actions of the parties hereto may require the execution of supplemental documents the precise nature of which cannot now be anticipated, each of the parties agrees to execute and deliver such other and further documents as may be reasonably required by the other party hereto so long as such other and further documents are consistent with the terms and provisions hereof, shall not impose additional obligations on any party, shall not deprive any party of the privileges herein granted to it and shall be in furtherance of the intent and purposes of this Agreement.

            12.16. SUPERSEDING EFFECT. Subject to the terms of the Partnership Agreement of Owner and the documents executed in connection therewith, this Agreement replaces and supersedes in its entirety any prior agreement between the parties with regard to the subject matter thereof.



















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

            IN WITNESS WHEREOF, the parties hereto have hereby duly executed and delivered this Agreement as of the date first above written.

                              DEVELOPMENT MANAGER

                              Kingston Construction Company, LLC


                              By:  /s/ E. Peter Krulewitch
                                   -------------------------------
                                   Name: E. Peter Krulewitch
                                   Title:    Member


                              OWNER

                              Frank-King Associates Limited Partnership

                              By:  Kingston Washington Associates Limited
                                   Partnership

                                   By:  /s/ E. Peter Krulewitch
                                        --------------------------------
                                        Name:  E. Peter Krulewitch
                                        Title:    General Partner


                              By:  NorthStar Washington Street LLC


                                   By:  /s/ Peter Ahl
                                        --------------------------------
                                        Name:  Peter Ahl
                                        Title:  authorized person

                                      EXHIBIT A

                                      Additional
                                 DEVELOPMENT SERVICES

1. Design; Feasibility: Act as Owner's representative in all design matters. Provide recommendations on relative construction feasibility, availability of materials and labor, time requirements for installation and construction, and factors related to costs including costs of alternative designs or materials, preliminary budgets, and possible economies.

2. Development Plan: Develop in collaboration with the Project Architect the Development Plan for the Site and develop changes in the Development Plan as required from time to time.

3. Scheduling: Provide and periodically update a Project time schedule that coordinates and integrates the Project Architect's services with construction schedules.

4. Employment: Select, employ and negotiate the terms and conditions of employment of all parties employed in the development of the Project.

5. Coordination: Coordinate, supervise and otherwise take action to promote the integrated functioning of all parties who participate in all activities associated in any way with the carrying out the development of the Project.

6. Contracts: Negotiate with all outside parties who are in any way related or concerned directly or indirectly with the Project.

7. Governmental Approvals: Act as Owner's representative in all meetings with public agencies and in negotiating all contracts with any agency, the Commonwealth of Massachusetts or any political or quasi-political subdivision thereof, subject to Owner's approval.

8. Project Budget: Prepare an Annual Budget for Owner's approval as soon as major Project requirements have been identified and update periodically. Prepare an estimate of construction cost based on a quantity survey of drawings and specifications at the end of the schematic design phase for approval by Owner. Update and refine this estimate for Owner's approval as the development of the drawings and specifications proceeds, and advise Owner and the Project Architect if it appears that the Annual Budget will not be met and make recommendations for corrective action.

[9.  Coordination of construction documents:

     a. Advise on the method to be used for selecting contractors and awarding contracts.]


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

     b. Investigate and recommend a schedule for purchase by Owner of all materials and equipment requiring long lead time procurement, and coordinate the schedule with the early preparation of construction documents by the Project Architect. Expedite and coordinate delivery of these purchases.

10. Labor: Provide an analysis of the types and quantity of labor required for the Project and review the availability of appropriate categories of labor required for critical phases.

     a. Determine applicable requirements for any equal employment opportunity programs to be included in the proposed construction documents.

[11. Bidding: If the Project is to be bid, establish bidding schedules and conduct pre-bid conferences to familiarize bidders with the bidding documents and management techniques and with any special systems, materials or methods.]

     a.     Receive bids and prepare bid analysis.

[12. Contract Awards: Conduct pre-award conferences with successful bidders. Prepare construction contracts.]

[13. Project Control: Act on behalf of Owner for all construction matters. Provide sufficient personnel at the Project site with authority to achieve these objectives.

     a. Schedule and conduct pre-construction and progress meetings at which Project Development Manager, Project Architect and Development Manager can discuss jointly such matters as procedures, progress, problems and scheduling.

     b. Provide a detailed schedule for the operations on the Project, including realistic activity sequences and durations, allocation of labor and materials, processing of shop drawings and samples, and delivery of products requiring long lead time procurement; include Owner's occupancy requirements showing portions of the Project having occupancy priority.

     c. Provide regular monitoring of the schedule as construction progresses. Identify potential variances between scheduled and probable completion dates. Review schedule for work not started or incomplete and recommend to Owner adjustments in the schedule to meet the probable completion date. Provide summary reports of each monitoring, and document changes in schedule.

     d. Recommend courses of action to Owner when requirements of a contract are not being fulfilled.

Cost estimates prepared by the Development Manager represent his best judgment as a professional familiar with the construction industry. It is recognized, however, that the


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

Development Manager has no control over, or makes any warranty hereunder as to, the cost of labor, materials or equipment, over contractors' methods of determining bid prices, or other competitive bidding or market conditions.]

14. Permits and Fees: Supervise the obtaining of all building permits and special permits for permanent improvements and in securing approvals from all authorities having jurisdiction.

15. Owner's Consultants: Select and retain professional services of a surveyor, special consultants and testing laboratories as required for the Project. Coordinate these services.

16. Contract Performance: Consult with the Project Architect if any contractor requests interpretations of the meaning and intent of the drawings and specifications, and assist in the resolution of any questions which may arise. Submit, on behalf of Owner, any disputes to arbitration under the terms of the construction documents.

[17. Shop Drawings and Samples: In collaboration with the Project Architect, establish and implement procedures for expediting the processing and approval of shop drawings and samples.]

18. Reports and Records: Record the progress of the Project. Submit written progress reports to Owner, including information on the contractors and work, the percentage of completion and the number and amounts of change orders.

     a. Maintain at the Project site, on a current basis: records of all contracts; shop drawings; samples; purchases; materials; equipment; applicable handbooks; federal, commercial and technical standards and specifications; maintenance and operating manuals and revisions which arise out of the construction documents or the work. Obtain data from contractors and maintain a current set of record drawings, specifications and operating manuals. At the completion of the Project, deliver all such records to Owner.

[19. Owner-Purchased Items: Accept delivery and arrange storage, protection and security for all Owner-purchased materials, systems and equipment which are a part of the Work until such items are turned over to the contractors.]

20. Substantial Completion: Upon Development Manager's determination of substantial completion of the work or designated portions thereof, direct the Project Architect's preparation of a list of incomplete or unsatisfactory items and schedule for their completion. After the Project Architect certifies the date of substantial completion, direct the Project Architect in the supervision of the correction and completion of work.

21. Start-Up: With Owner's maintenance personnel, direct the checkout of utilities, operations systems and equipment for readiness and assist in their initial start-up and testing.


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

22. Final Completion: Coordinate the Project Architect's determination of final completion and provide written notice to Owner and Project Architect that the work is ready for final inspection. Secure and transmit to the Project Architect required guarantees, affidavits, releases, bonds and waivers. Turn over to Owner all keys, manuals, record drawings and maintenance stocks.

Any and all additional development services which Development Manager is required or permitted to provide under this Agreement may be delegated to others under its supervision employed by Development Manager on behalf of Owner and at Owner's sole cost and expense.






















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

                                      EXHIBIT B

                                   [Initial Budget]



















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